SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

January 17, 2003
(Date of earliest event reported)

ONEOK, Inc.
(Exact name of registrant as specified in its charter)

Oklahoma	001-13643	73-1520922
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 West Fifth Street; Tulsa, OK
(Address of principal executive offices)

74103
(Zip code)

(918) 588-7000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 5.	Other Events

On January 17, 2003, the Kansas Corporation Commission (“KCC”) approved the Company’s agreement with Westar Energy, Inc. (“Westar Energy”) and its wholly owned subsidiary, Westar Industries, Inc. (“Westar Industries”), to repurchase up to $250 million worth of the Company’s Series A Convertible Preferred Stock held by Westar Industries. The Company will repurchase the shares at the common stock prevailing market price, less certain costs, and exchange the remaining Series A Convertible Preferred Stock shares held by Westar Industries for new shares of the Company’s Series D Convertible Preferred Stock.

The order will become final at the close of business on February 4, 2003, unless appealed.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Financial Statements of Businesses Acquired

Not applicable.

(b)	Pro Forma Financial Information

Not applicable.

(c)	Exhibits

99.1	Press release issued by ONEOK, Inc. dated January 17, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONEOK, Inc.

Date: January 17, 2003	By:	/s/ Eric Grimshaw
Eric Grimshaw Vice President, Associate General Counsel and Corporate Secretary

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